Exhibit 3.1(a)

STATEMENT OF RESOLUTIONS

ESTABLISHING

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

ENNIS BUSINESS FORMS, INC.

FILED
In the office of the
Secretary of State of Texas
NOV 04 1998

Corporations Section

To:	The Secretary of State
of the State of Texas:

Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act (the “TBCA”), the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the preferences, limitations and relative rights of the series:

1.	The name of the corporation is Ennis Business Forms, Inc.
2.

The following resolution, establishing and designating a series of shares and fixing and determining the relative rights and preferences of the series, was duly adopted by all necessary action of the corporation on November 4, 1998:

RESOLVED, that the Board of Directors of Ennis Business Forms, Inc. (the “Company”) hereby designates 25,000 shares of the Company’s Preferred Stock, $10.00 par value, as Series A Junior Participating Preferred Stock with the designation, preferences, limitations, and relative rights as follows:

Section 1.Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 25,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

Section 2.Dividends and Distributions.

(A)Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $2.50 per share (the “Common Stock”), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first (1st) day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than fifty (50) days prior to the date fixed for the payment thereof.

Section 3.Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A)Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)Except as otherwise provided herein, in any other Statement of Resolutions establishing a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

(C)Except as set forth herein, or as otherwise provided by law holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.Certain Restrictions.

(A)Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distribution, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i)declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

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(iv)redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Statement of Resolutions establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6.Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.Consolidation or Merger. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

Section 9.Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company’s Preferred Stock.

Section 10.Amendment. The Articles of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

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IN WITNESS WHEREOF, the undersigned has executed and subscribed this Statement of Resolutions and does hereby affirm the foregoing as true under the penalties of perjury this 4th day of November, 1998.

ENNIS BUSINESS FORMS, INC.

By:	/s/ Keith S. Walters
Keith S. Walters, Chairman, President and CEO

FILED
In the Office of the
Secretary of State of Texa
RESTATED ARTICLES OF INCORPORATION
JUL 01 1983
Clerk II U
Corporations Section

ARTICLE ONE

Ennis Business Forms, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

ARTICLE TWO

The Articles of Incorporation of the corporation are amended by the Restated Articles of Incorporation as follows:

The Amendment alters or changes Article Two of the amended Articles of Incorporation to be and read as follows:

“Article Two

The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.”

The Amendment alters or changes Article Three of the amended Articles of Incorporation to be and read as follows:

“Article Three

The post office address of the Corporation’ s current registered office is 107 North Sherman Street, Ennis, Texas 75119, and the name of its current registered agent at such address is Kenneth A. McCrady.”

The Amendment alters or changes Article Four of the amended Articles of Incorporation to be and read as follows:

“Article Four

The period of its duration is perpetual.”

The Amendment alters or changes Article Five of the Amended Articles of Incorporation to be and read as follows:

“Article Five

The number of directors of the Corporation shall be as set forth in the Bylaws as they shall from time to time be amended, but shall never be less than nine, At the annual meeting of shareholders subsequent to the date of adoption of these Restated Articles of Incorporation, the shareholders entitled to vote at such meeting shall elect a number of directors equal to one-third of the directors constituting the Board of Directors as set forth in Management's Proxy Statement for the annual meeting of shareholders pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, each of whom shall serve on the Board of Directors for a period of three years or until the third annual meeting of shareholders following the original election; the shareholders shall elect an additional one-third of the members of the Board of Directors as set forth in the Proxy Statement to serve for a period of two years or until the second annual meeting of shareholders following the election; and the shareholders shall elect a number of directors equal to one-third of the Board of Directors as set forth in the Proxy Statement to serve for a period of one year or until the next succeeding annual meeting of shareholders. Thereafter, at each annual meeting of the shareholders, the shareholders shall elect a number of directors as nearly as shall be possible equal to one-third of the number of directors then constituting the Board of Directors. In the event that one director shall be added to the Board of Directors in any one year, that director shall be elected by the shareholders for a three-year term. In the event that two or more directors are to be added to the Board of Directors in any given year, then each director shall be elected for a term of one, two or three years, as shall be determined by a majority of the Board of Directors in office at the time of the addition of such new directors so that as nearly as practicable one-third of the total number of directors shall be reelected at each succeeding annual meeting of shareholders.”

The following amendments are additions to the original or Amended Articles of Incorporation and the full text of each provision added is as follows:

“Article Seven

No holder of any class of capital stock of the corporation shall have a preemptive right to subscribe for or purchase any shares of stock of any class, whether now or hereafter authorized, or any notes, bonds, debentures, warrants, options, rights or evidence of indebedness, whether or not convertible into or exchangeable for any such security.

Article Eight

In the event of a proposal for the merger, consolidation, or sale of all or substantially all of the assets of the Corporation with or into or to any entity which is controlled by, controlling or under common control with any person or “group” of persons, as the term “group” of persons is defined for the purposes of Section 13 of the Securities Exchange Act of 1934 as amended, and the Rules and Regulations promulgated by the United States Securities and Exchange Commission thereunder, which owns or has the power to vote and control, either through record or beneficial ownership of shares of the Corporation's voting securities, in excess of five percent of the total number of any class of voting securities then outstanding (herein referred to as a “Related Person” or “Related Group”), the proposal shall first be submitted to the entire Board of Directors and, if approved by not less than two-thirds of the then members of the Board of Directors plus one additional director, the proposal shall be submitted to the shareholders of the Corporation for the approval of the holders of not less than eighty percent of the total number of shares of voting securities then outstanding and entitled to vote on the proposal.

In the event of any proposal for the recapitalization of the Corporation that would have the effect of increasing the voting power of a Related Person or Related Group or any plan or proposal for the liquidation or dissolution of the Corporation proposed by, or on behalf of, a Related Person, Related Group, or any entity, controlled by, under common control with, or controlling the Related Person or Related Group, the proposal shall first be submitted to the Board of Directors and, if approved by not less than two-thirds of the then members of the Board of Directors plus one additional director, the proposal shall be submitted to the shareholders of the Corporation for the approval of the holders of not less than eighty percent of the total number of shares of voting securities then outstanding and entitled to vote on the proposal.

The provisions of this Article Eight shall not apply to any transaction approved by two-thirds of the then Board of Directors plus one additional director provided that the terms of such transaction will result in the related person or related group paying to the holders of all shares of each class and of each series of each class of outstanding voting stock no less than the higher of (i) the highest price per share which such person or group paid to acquire any shares of such class or series pursuant to any tender offer, cash purchase, open market transaction, or privately negotiated sale, not effected on the open market within three years prior to the record date set to determine the stockholders entitled to vote on the proposed transaction, and (ii) the fair market price as defined in the next succeeding paragraph. The consideration to be paid to the holders of shares of any particular class or series shall be in cash or such other form, including debt or equity securities, or part cash and part debt, or part equity securities, so that the aggregate value of such consideration shall be equal to the highest of the above-defined prices per share.

The term “fair market price” shall mean with respect to any class or series of voting stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock in 100 share lots on the composite tape on the New York Stock Exchange listed stocks, or, if such stock is not quoted on such composite tape on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is then listed, or, if such stock is not listed on any such Exchange the highest closing bid quotation with respect to, a share of stock in 100 share lots during the thirty-day period preceding the date in question on the National Association of Security Dealers, Inc. Automated Quotation. Systems, or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by the Board of Directors of the Corporation.

On all other proposals for the merger, consolidation or sale of substantially all of the assets of the Corporation, recapitalization, dissolution or liquidation the directors and shareholders votes shall be as required by Part Five of the Texas Business Corporation Act, as amended.

Upon the approval of the requisite number of shareholders, the Corporation shall file with the Secretary of State appropriate documents depending upon the nature of the transaction.

The provisions set forth in this Article Eight of the Restated Articles of Incorporation may not be repealed or amended in any respect without the affirmative vote of the holders of shares of capital stock of the Corporation having not less than eighty percent of the voting power of all classes of voting securities then outstanding.

Article Nine

The Corporation may indemnify any person (and the heirs, executors and administrators of such persons) who is, or was, a director, officer or former director, officer, employee or agent of the Corporation, or any person who may have served at its request as a director, officer, employee or agent of another corporation, foreign or domestic, or any partnership, proprietorship, trust, association or enterprise, whether a profit or non-profit business in which it owned shares of capital stock or other interest or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any claim, action, suit or proceeding whether brought by or in the right of the Corporation and whether civil, criminal, administrative or investigative in nature, or in connection with any appeal relating thereto, in which he is made a party or threatened to be made a party by reason of being or having been such director, officer, employee or agent except in relation to matters as to which he shall be adjudged in such action suit or proceeding to be liable for negligence or misconduct in the performance of duty, but such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or otherwise.

The Corporation shall have the power to purchase and maintain insurance on behalf of any such person, or any person who is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity arising out of his status as such whether or not the Corporation would have the power to indemnify him against such liabilities under the provisions of the Texas Business Corporation Act.

Article Ten

The Board of Directors of the Corporation is expressly authorized and empowered to make, alter, amend or repeal the bylaws of the Corporation or to adopt new bylaws.

Article Eleven

The names and addresses of the current Directors of the Corporation are:

McCluer Brewster	107 North Sherman Street
Ennis, Texas 75119

Harry M. Cornell, Jr.	Leggett & Platt, Inc.
Carthage, Missouri

James B. Gardner	Mercantile National Bank at Dallas
Dallas, Texas

Harold W. Hartley	Tenneco Financial Services, Inc.
Houston, Texas

J. C. McCormick	Eppler Guerin & Turner, Inc.
2001 Bryan Tower
Dallas, Texas 75201

Kenneth A. McCrady	107 North Sherman Street
Ennis, Texas 75119

Joseph J. Pinto	EXCO, Inc.
437 Madison Avenue
New York, New York 10022

R. E. Roberts	Rangaire Corporation
Cleburne, Texas

Pat G. Sorrells	American Business Equipment, Inc.

3415 Brentwood
Odessa, Texas 79762

ARTICLE THREE

Each such amendment made by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such Restated Articles of Incorporation and each such amendment made by the Restated Articles of Incorporation were duly adopted by the shareholders of the Corporation on the 16th day of June, 1983.

ARTICLE FOUR

The number of shares outstanding was 1,803,665; the number of shares entitled to vote on the Restated Articles of Incorporation as so amended was 1,803,665; the number of shares voted for, the number of shares voted against, and the number of shares abstaining with respect to each such Amendment are as follows:

	For	Against	Abstain

Amendment to Article Two	1,462,699	618	9,614
Amendment to Article Three	1,509,038	3,338	3,660
Amendment to Article Four	1,464,153	3,611	5,153
Amendment to Article Five	1,289,576	70,860	12,162
To add Article Seven	1,292,210	19,648	17,640
To add Article Eight	1,233,008	88,378	8,312
To add Article Nine	1,454,587	11,895	8,064
To add Article Ten	1,295,466	20,479	13,553
To add Article Eleven	1,503,504	7,637	6,363

ARTICLE FIVE

The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof and as amended as above set forth:

Restated Articles of Incorporation

of

Ennis Business Forms, Inc.

(adopted by the Shareholders on June 16, 1983)

Article One

The name of the Corporation is Ennis Business Forms, Inc.

Article Two

The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

Article Three

The post office address of the Corporation's current registered office is 107 North Sherman Street, Ennis, Texas 75119, and the name of its current registered agent at such address is Kenneth A. McCrady.

Article Four

The period of its duration is perpetual.

Article Five

The number of directors of the Corporation shall be as set forth in the Bylaws as they shall from time to time be amended, but shall never be less than nine. At the first annual meeting of shareholders subsequent to the date of adoption of these Restated Articles of Incorporation, the shareholders entitled to vote at such meeting shall elect a number of directors equal to one-third of the directors constituting the Board of Directors as set forth in Management's Proxy Statement for the annual meeting of shareholders pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, each of whom shall serve on the Board of Directors for a period of three years or until the third annual meeting of shareholders following the original election; the shareholders shall elect an additional one-third of the members of the Board of Directors as set forth in the Proxy Statement to serve for a period of two years or until the second annual meeting of shareholders following the election; and the shareholders shall elect a number of directors equal to one-third of the Board of Directors as set forth in the Proxy Statement to serve for a period of one year or until the next succeeding annual meeting of shareholders. Thereafter, at each annual meeting of the shareholders, the shareholders shall elect a number of directors as nearly as shall be possible equal to one-third of the number of directors then constituting the Board of Directors. In the event that one director shall be added to the Board of Directors in any one year, that director shall be elected by the shareholders for a three-year term. In the event that two or more directors are to be added to the Board of Directors in any given year, then each director shall be elected for a term of one, two or three years, as shall be determined by a majority of the Board of Directors in office at the time of the addition of such new directors so that as nearly as practicable one-third of the total number of directors shall be reelected at each succeeding annual meeting of shareholders.

Article Six

The maximum number of shares of capital stock which this Corporation is authorized to issue or to have outstanding at any time shall be six million (6,00,000) shares, of which five million (5,000,000) shares shall be common stock of the par value of $2.50 each (hereinafter called the “Common Stock”), and of which one million (1,000,000) shares shall be preferred stock of the par value of $10.00 each (hereinafter called the “Preferred Stock”).

Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have such designation as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall have such preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions providing for the issue of such series of Preferred Stock. The Preferred Stock of any series shall or may be (a) entitled to have such voting powers, full or limited, or be without voting powers, (b) subject to redemption at such time or times and at such price or prices (c) entitled to receive dividends (which may be cumulative or noncumulative) at such  rates, on such conditions and at such times; (d) entitled to such rights upon the dissolution of, or upon the distribution of the assets of, the Corporation, and (e) made convertible  into, or exchangeable for, shares of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange and with such adjustments as shall or may be provided, stated, expressed in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issue of such series.

The Common Stock of the Corporation shall be subject to the prior rights of the Preferred Stock as may be set forth in the resolution or resolutions by the Board of Directors providing for the issuance of the Preferred Stock. Except for such voting rights as may be provided for in the resolution or resolutions creating any one or more series of Preferred Stock, sole voting rights shall be in the Common Stock.

Article Seven

No holder of any class of capital stock of the corporation shall have a preemptive right to subscribe for or purchase any shares of stock of any class, whether now or hereafter authorized, or any notes, bonds, debentures, warrants, options, rights or evidence of indebedness, whether or not convertible into or exchangeable for any such security.

Article Eight

In the event of a proposal for the merger, consolidation, or sale of all or substantially all of the assets of the. Corporation with or into or to any entity which is controlled by, controlling or under common control with any person or “group” of persons, as the term “group” of persons is defined for the purposes of Section 13 of the Securities Exchange Act of 1934 as amended, and the Rules and Regulations promulgated by the United States Securities and Exchange Commission thereunder, which owns or has the power to vote and control, either through record or beneficial ownership of shares of the Corporation's voting securities, in excess of five percent of the total number of any class of voting securities then outstanding (herein referred to as a “Related Person” or “Related Group”), the proposal shall first be submitted to the entire Board of Directors and, if approved by not less than two-thirds of the then members of the Board of Directors plus one additional director, the proposal shall be submitted to the shareholders of the Corporation for the approval of the holders of not less than eighty percent of the total number of shares of voting securities then outstanding and entitled to vote on the proposal.

In the event of any proposal for the recapitalization of the Corporation that would have the effect of increasing the voting power of a Related Person or Related Group or any plan or proposal for the liquidation or dissolution of the Corporation proposed by, or on behalf of, a Related Person, Related Group, or any entity, controlled by, under common control with, or controlling the Related Person or Related Group, the proposal shall first be submitted to the Board of Directors and, if approved by not less than two-thirds of the then members of the Board of Directors plus one additional director, the proposal shall be submitted to the shareholders of the Corporation for the approval of the holders of not less than eighty percent of the total number of shares of voting securities then outstanding and entitled to vote on the proposal.

The provisions of this Article Eight shall not apply to any transaction approved by two-thirds of the then Board of Directors plus one additional director provided that the terms of such transaction will result in the related person or related group paying to the holders of all shares of each class and of each series of each class of outstanding voting stock no less than the higher of (i) the highest price per share which such person or group paid to acquire any shares of such class or series pursuant to any tender offer, cash purchase, open market transaction, or privately negotiated sale, not effected on the open market within three years prior to the record date set to determine the stockholders entitled to vote on the proposed transaction, and (ii) the fair market price as defined in the next succeeding paragraph. The consideration to be paid to the holders of shares of any particular class or series shall be in cash or such other form, including debt or equity securities, or part cash and part debt, or part equity securites, so that the aggregate value of such consideration shall be equal to the highest of the above-defined prices per share.

The term “fair market price” shall mean with respect to any class or series of voting stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock in 100 share lots on the composite tape on the New York Stock Exchange listed stocks, or, if such stock is not quoted on such composite tape on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is then listed, or, if such stock is not listed on any such Exchange the highest closing bid quotation with respect to a share of stock in 100 share lots during the thirty-day period preceding the date in question on the National Association of Security Dealers, Inc. Automated Quotation Systems, or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by the Board of Directors of the Corporation.

On all other proposals for the merger, consolidation or sale of substantially all of the assets of the Corporation, recapitalization, dissolution or liquidation the directors and shareholders votes shall be as required by Part Five of the Texas Business Corporation Act, as amended.

Upon the approval of the requisite number of shareholders, the Corporation shall file with the Secretary of State appropriate documents depending upon the nature of the transaction.

The provisions set forth in this Article Eight of the Restated Articles of Incorporation may not be repealed or amended in any respect without the affirmative vote of the holders of shares of capital stock of the Corporation having not less than eighty percent of the voting power of all classes of voting securities then outstanding.

Article Nine

The Corporation may indemnify any person (and the heirs, executors and administrators of such persons) who is, or was, a director, officer or former director, officer, employee or agent of the Corporation, or any person who may have served at its request as a director, officer, employee or agent of another corporation, foreign or domestic, or any partnership, proprietorship, trust, association or enterprise, whether a profit or non-profit business in which it owned shares of capital stock or other interest or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any claim, action, suit or proceeding whether brought by or in the right of the Corporation and whether civil, criminal, administrative or investigative in nature, or in connection with any appeal relating-thereto, in which he is made a party or threatened to be made a party by reason of being or having been such director, officer, employee or agent except in relation to matters as to which he shall be adjudged in such action suit or proceeding to be liable for negligence or misconduct in the performance of duty, but such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or otherwise.

The Corporation shall have the power to purchase and maintain insurance on behalf of any such person, or any person who is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity arising out of his status as such whether or not the Corporation would have the power to indemnify him against such liabilities under the provisions of the Texas Business Corporation Act.

Article Ten

The Board of Directors of the Corporation is expressly authorized and empowered to make, alter, amend or repeal the bylaws of the Corporation or to adopt new bylaws.

Article Eleven

The names and addresses of the current Directors of the Corporation are:

McCluer Brewster	107 North Sherman Street
Ennis, Texas 75119

Harry M. Cornell, Jr.	Leggett & Platt, Inc.
Carthage, Missouri

James B. Gardner	Mercantile National Bank at Dallas
Dallas, Texas

Harold W. Hartley	Tenneco Financial Services, Inc.
Houston, Texas

J. C. McCormick	Eppler Guerin & Turner, Inc.
2000 Bryan Tower
Dallas, Texas 75201

Kenneth A. McCrady	107 North Sherman Street
Ennis, Texas 75119

Joseph J. Pinto	EXCO, Inc.
437 Madison Avenue
new York, New York 10022

R. E. Roberts	Rangaire Corporation
Cleburne, Texas

Pat G. Sorrells	American Business Equipment, Inc.
3415 Brentwood

Odessa, Texas 79762

Dated June 23, 1983
ENNIS BUSINESS FORMS, INC.

	By:	/s/ Kenneth A. McCrady
President
/s/ Paul Math
	And:	Secretary

STATE OF TEXAS	§
§
COUNTY OF ELLIS	§

Before me, a notary public, on this day personally appeared Kenneth A. McCrady, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therei contained are true and correct.

Given under my hand and seal of office this 23rd day of June, A.D., 1983.

MARILYN LINSTEADT
(Printed or stamped name)
(Notarial Seal)	Notary Public, State of Texas
My commission expires:

July 22, 1986
4216v

FILED
In The Office of the
Secretary of State of Texas
JUN 24 1985
ARTICLES OF AMENDMENT	Clerk U.S
TO THE	Corporation Section
RESTATED ARTICLES OP INCORPORATION
OF ENNIS BUSINESS FORMS, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation.

ARTICLE ONE

The name of the corporation is Ennis Business Forms, Inc.

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on June 20, 1985:

Article Six of the Restated Articles of Incorporation is hereby amended so as to be and read as follows:

ARTICLE SIX

The maximum number of shares of capital stock which this Corporation is authorized to issue or to have outstanding at any time shall be eleven million (11,000,000) shares, of which ten million (10,000,000) shares shall be common stock of the par value of $2.50 each (hereinafter called the “Common Stock”), and of which one million (1,000,000) shares shall be preferred stock of the par value of $10.00 each (hereinafer called the “Preferred Stock”).

Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have such designation as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall have such preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions providing for the issue of such series of Preferred Stock. The Preferred Stock of any series shall or may be (a) entitled to have such voting powers, full or limited, or be without voting powers, (b) subject to redemption at such time or times and at such price or prices, (c) entitled to receive dividends (which may be cumulative or noncumulative) at such rates, on such conditions and at such times, (d) entitled to such rights upon the dissolution of, or upon the distribution of the assets of, the Corporation, and (e) made convertible into, or exchangeable for, shares of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices, or at such rates of exchange and with such adjustments as shall or may be provided, stated, or expressed in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issue of such series.

The Common Stock of the corporation shall be subject to the prior rights of the Preferred Stock as may be set forth in the resolution or resolutions by the Board of Directors providing for the issuance of the Preferred Stock. Except for such voting rights as may be provided for in the resolution or resolutions creating any one or more series of Preferred Stock, sole voting rights shall be in the Common Stock.

ARTICLE THREE

The number of shares of the Corporation outstanding at the time of such adoption was 3,431,629; and the number of shares entitled to vote thereon was 3,431,629.

ARTICLE FOUR

The number of shares voted for such amendment was 3,184,175 and the number of shares voted against such amendment was 77,855.

Dated June 20, 1985

ENNIS BUSINESS FORMS, INC.
	By:	/s/ Robert L. Mitchell
Robert L. Mitchell, Its President

	And:	/s/ Harve Cathey
Harve Cathey, Its Secretary

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

I, Paul L. Wright, a Notary Public, do hereby certify that on this 20th day of June, 1985, personally appeared before me Robert L. Mitchell, who declared he is President of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true and correct.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

/s/ Paul L. Wright
My Commission Expires:	Notary Public in and For
State of Texas
May 31, 1989
Paul L. Wright
Name of Notary Printed

[Notarial Seal ]

ARTICLES OF CORRECTION TO ARTICLES OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION OF ENNIS BUSINESS FORMS, INC.	FILED In the Office of the Secretary of State of Texas AUG 16 1985 Clerk II-I Corporations Section

Pursuant to the provisions of Part Seven, Texas Miscellaneous Corporation Laws Act, the undersigned organization submits the following Articles of Correction to the Articles of Amendment to Restated Articles of Incorporation:

ARTICLE ONE

The name of the corporation is Ennis Business Forms, Inc.

ARTICLE TWO

On June 20, 1985, Ennis Business Forms, Inc. submitted and on June 24, 1985, the Secretary of State of the State of Texas filed Articles of Amendment to the Restated Articles of Incorporation of Ennis Business Forms, Inc. which are to be corrected.

ARTICLE THREE

The Articles of Amendment so submitted erroneously stated that the total number of shares authorized to be issued was Eleven Million (11,000,000) of which Ten Million (10,000,000) shall be Common Stock of the par value of $2.50 each) and of which One Million (1,000,000) shall be preferred stock of the par value of $10.00 each. The total number of shares which are authorized to be issued by vote of the shareholders at the annual meeting of shareholders on June 20, 1985, was Sixteen Million (16,000,000) shares of which Fifteen Million (15,000,000) shares shall be Common Stock of the par value of $2.50 each, and of which One Million (1,000,000) shares shall be preferred stock of the par value of $10.00 each.

ARTICLE FOUR

The portion of the Articles of Amendment to Restated Articles of Incorporation of Ennis Business Forms, Inc. as corrected, is as follows:

ARTICLE SIX

The maximum number of shares of capital stock which this Corporation is authorized to issue or to have outstanding at any time shall be sixteen million (16,000,000) shares, of which fifteen million (15,000,000) shares shall be common stock of the par value of $2.50 each (hereinafter called the “Common Stock”), and of which one million (1,000,000) shares shall be preferred stock of the par value of $10.00 each (hereinafter called the “Preferred Stock”).

ENNIS BUSINESS FORMS, INC.
July 31, 1985
	By:	/s/ Robert L. Mitchell
Robert L. Mitchell,
Its President

	And:	/s/ Harve Cathey
Harve Cathey,
Its Secretary

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

I, Paul L. Wright, a Notary Public, do hereby certify that on this 31st day of July, 1985, personally appeared before me Robert L. Mitchell, who declared he is President of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true and correct.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

/s/ Paul L. Wright
My Commission Expires:	Notary Public in and For
State of Texas
May 31, 1989
Paul L. Wright
Name of Notary Printed

[Notarial Seal]

8796v

ARTICLES OF AMENDMENT	FILED
TO THE	In the Office of the
RESTATED ARTICLES OF INCORPORATION	Secretary of State of Texas
OF ENNIS BUSINESS FORMS, INC.
JUL 19 1988

Corporations Section

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation.

ARTICLE ONE

The name of the corporation is Ennis Business Forms, Inc.

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on June 16, 1988:

Article Six of the Restated Articles of Incorporation is hereby amended so as to be and read as follows:

ARTICLE SIX

The maximum number of shares of capital stock which this Corporation is authorized to issue or to have outstanding at any time shall be forty-one million (41,000,000) shares, of which forty million (40,000,000) shares shall be common stock of the par value of $2.50 each (hereinafter called the “Common Stock”), and of which one million (1,000,000) shares shall be preferred stock of the par value of $10.00 each (hereinafter called the “Preferred Stock”).

Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have such designation as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall have such preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions providing for the issue of such series of Preferred Stock. The Preferred Stock of any series shall or may be (a) entitled to have such voting powers, full or limited, or be without voting powers, (b) subject to redemption at such time or times and at such price or prices, (c) entitled to receive dividends (which may be cumulative or noncumulate) at such rates, on such conditions and at such times, (d) entitled to such rights upon the dissolution of, or upon the distribution of the assets of, the Corporation, and (e) made convertible into, or exchange able for, shares of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange and with such adjustments as shall or may be provided, stated, or expressed in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issue of such series.

The Common Stock of the Corporation shall be subject to the prior rights of the Preferred Stock as may be set forth in the resolution or resolutions by the Board of Directors providing for the issuance of the Preferred Stock. Except for such voting rights as may be provided for in the resolution or resolutions creating any one or more series of Preferred Stock, sole voting rights shall be in the Common Stock.

ARTICLE THREE

The number of shares of the Corporation outstanding at the time of such adoption was 9,183,913; and the number of shares entitled to vote thereon was 9,183,913.

ARTICLE FOUR

The number of shares voted for such amendment was 6,983,683 and the number of shares voted against such amendment was 511,477.

Dated: June 16, 1988

ENNIS BUSINESS FORMS, INC.
	By:	/s/ Robert L. Mitchell
Its president

	And:	Harve Cathey
Its Secretary

STATE OF TEXAS	)

COUNTY OF ELLIS	)

1, Marilyn Linsteadt, a Notary Public, do hereby certify that on this 16th day of June, 1988, personally appeared before me Robert L. Mitchell, who declared he is President of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true and correct.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

Marilyn Linsteadt
Notary Public in and For State of Texas

My Commission Expires:

7-22-90	Marilyn Linsteadt
(Notarial Seal)	Name of Notary Printed